Exhibit 10.34

Purchase Order with Robarts Research Dated September 24, 2004

505 352 6559 ~~866 298 4420~~

robarts RESEARCH

Robarts Research Institute
PO Box 5015
100 Perth Drive
London, ON N6A 5K8
TEL: 519-663-5777 FAX: 519-663-2988
www.robarts.ca

PURCHASE ORDER

Purchase Order Number: R03819
Purchase Order Date: 09/24/04
Page: 1

To: Novint Technologies Inc
4109 Bryan Ave NW
Albuquerque, NM 87114

Ship To: Robarts Research Institute
P.O. Box 5015
T.PETERS, 1ST FLOOR NB
100 Perth Drive
Dock 50
London, ON N6A 5K8

Entered By	Extension	Expected Receipt	Payment Terms
Lianne Clare	34168		Net 30 days

Description	Quantity	Unit	Unit Price	Amount
HIGH RESOLUTION PHANTOM HAPTIC INTERFACE DE	1	EA	49,850.00	49,850.00
SHIPPING & HANDLING	1		350.00	350.00
COMPLETE AS PER ATTACHED QUOTE				
FOB: ROBARTS RESEARCH INSTITUTE				
CSA APPROVED				

Terms And Conditions:

Substitutions: No substitutes, changes or overages will be accepted unless authorized by Robarts Research Institute.

Cancellations: Robarts Research Institute reserves the right to cancel this order if shipment is not made in quantities, at prices, and at delivery shown.

Delivery: Robarts Research Institute accepts no responsibility for goods until received. Processing of damage claims is Vendor's responsibility.

INVOICE TO:
Robarts Research Institute
ACCOUNTS PAYABLE
PO Box 5015
100 Perth Drive
London, ON N6A 5K8

Subtotal:	50,200.00
Total:	50,200.00
	US $ Currency

Novint Technologies Inc.
4109 Bryan Ave NW
Albuquerque, NM 87114
Phone: 866-298-4420

Novint
Technologies

September 8, 2004

QUOTATION

Terry Peters
Robarts Research Institute
100 Perth Drive
London, Ontario
Canada N6A-5K8
tpeters@imaging.robarts.ca
519 663 5777 x 34159
519 663 3403

Dear Terry Peters,

Novint Technologies is pleased to provide the following price quotation for delivery of a high-resolution **PHANTOM™** haptic interface device.

Item	List Price	Best Ed. Price	CFI	In-Kind Contribution
PHANTOM Premium 1.5/6DOF	$54,500	$54,500	$54,500	($5,450)
OpenHaptics Toolkit with drivers for Linux Redhat 7.2	$250	$250	$250	($25)
OpenHaptics Toolkit with drivers for Windows XP/2000	$250	$250	$250	($25)
Novint Software Bundle	$19,995	$19,995	$19,995	($19,995)
Total In-Kind Contribution				($25,495)
International Shipping & Handling	$350	$350	$350	$0
		Quotation Total		$49,850

Definition: In the following text, the term CUSTOMER shall refer to "Robarts Research Institute".

PHANTOM Premium Expanded Workspace System - Model 1.5/6DOF System:

The PHANTOM 1.5/6DOF and 3.0/6DOF devices allow users to explore application areas that require force feedback in six degrees of freedom (6DOF). Examples include virtual assembly, virtual prototyping, maintenance path planning, teleoperation, and molecular modeling. Simulating torque force feedback makes it possible to feel the collision and reaction forces and torques of a part in a virtual assembly path, or the rotational torques supported by a remote "slave" robot in a teleoperation environment. These devices provide force feedback in three translational degrees of freedom. Additionally, both systems provide torque feedback in three rotational degrees of freedom in the yaw, pitch and roll directions. The 1.5/6DOF has a range of motion approximating lower arm movement pivoting at the elbow. The 3.0/6

DOF has a range of motion approximating full arm movement pivoting at the shoulder. The PHANTOM 1.5/6DOF and 3.0/6DOF both connect to PCs running Windows® 2000/XP/NT via the parallel port. Supported OS platforms include Windows® 2000/XP/NT, RedHat® Linux® 7.2, RedHat Linux 9, RedHat Fedora™, and SUSE 9.0.

PHANTOM 1.5/6DOF Specifications:

Nominal position resolution	860 dpi	0.03 mm
Workspace	7.5x10.5x15 in	19.5x27x37.5 cm
Backdrive friction	0.15 oz	0.04 N
Maximum exertable force	1.9 lbf	8.5 N
Closed loop stiffness	20 lbs/in	3.5 N/mm
Inertia (apparent mass at tip)	<0.17 lbm	<75 g
Footprint	10x13 in	25x33 cm
Peak torque (pitch/yaw)	73 oz-in	
Peak torque (roll)	24 oz-in	
Nominal resolution (pitch/yaw)	0.002 degrees	
Nominal resolution (roll)	0.015 degrees	
Range of motion (roll/yaw)	335 degrees	
Range of motion (pitch)	260 degrees	

OpenHaptics Toolkit Software and Basic Developer

The OpenHaptics™ toolkit is available at no charge for PHANTOM Desktop and Premium users who have purchased either HDAPI or GHOST and have an active maintenance contract.

OpenHaptics™ toolkit software and perpetual software license - This haptics toolkit is patterned after the OpenGL® API, making it familiar to graphics programmers and facilitating integration with OpenGL applications. The OpenHaptics toolkit includes the lower-level HDAPI.

Basic Developer OpenHaptics software support and updates (1 year) includes:

- Source code examples
- Documentation
- Access to the SensAble online Developer Support Center and forum

License Agreement for 'Novint Software Bundle': Novint grants to CUSTOMER a non-exclusive, perpetual, royalty-free license to use applications in the Novint Software Bundle, in executable form only, internally at CUSTOMER's place of business for the purpose of demonstrating capabilities in the field of haptics. Novint retains sole rights of ownership and commercial distribution for all software in source code form and executable form, and for its derivative works, except as agreed in writing by Novint and CUSTOMER. CUSTOMER agrees that it will not distribute, sell, or modify any applications in the Novint Software Bundle, and will only use it for internal demonstration purposes.

The Novint software bundle includes our e-Touch sono software (and one year of free upgrades for e-Touch sono software upon any new e-Touch sono release); a physics demonstration using virtual balls; a demonstration showing a variety of virtual textures; a demonstration of a psychophysical intersensory discrepancy effect; a virtual layout application where objects can be loaded, manipulated, modified, and saved; an epidural needle insertion application; a billiards game; Touchcity, an application that allows a user to walk through a virtual city; Touchstone, an application that allows a user to modify a 3D geoscientific polygonal surface; a 3D collaborative game of pong; VNP2, an application software that can be used to visualize volumetric data; an example demonstration of the e-Touch polygonal algorithm; a